UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2026 (February 1, 2026)

STAAR Surgical Company

(Exact name of registrant as specified in its charter)

Delaware	0-11634	95-3797439
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

25510 Commercentre Drive Lake Forest, California		92630
(Address of principal executive offices)		(Zip Code)

626-303-7902

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	STAA	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2026, the Board of Directors (the “Board”) of STAAR Surgical Company (the “Company”) appointed Warren Foust and Deborah Andrews as Interim Co-Chief Executive Officers, effective February 1, 2026 (the “Effective Date”). As previously announced, in connection with a Cooperation Agreement entered into between the Company and Broadwood Partners, L.P. and its affiliates, dated January 14, 2026, Stephen C. Farrell agreed to step down as the Company’s Chief Executive Officer, effective January 31, 2026. The Company has established a Search Committee of the Board, which has initiated a global search for the Company’s next Chief Executive Officer, including both internal and external candidates.

Mr. Foust, age 50, joined the Company in April 2023 as Chief Operating Officer and was appointed President and Chief Operating Officer in March 2025. Prior to joining the Company, Mr. Foust served as Worldwide President, Johnson & Johnson Vision, Surgical, from December 2019 to April 2023. Prior to Johnson & Johnson Vision, Surgical, he served as Worldwide President of Mentor, a leading breast reconstruction and aesthetics business unit of Johnson & Johnson from 2018 to 2019, and Vice President, U.S. Sales and Marketing from 2015 to 2018. Prior to Mentor, Mr. Foust held various sales leadership roles at DePuy Synthes, also a company of Johnson & Johnson. He started his career at Roche Pharmaceuticals as a sales representative in 1999. Mr. Foust holds an M.A. in Marketing and a B.A. in Public Relations from the University of Alabama.

Ms. Andrews, age 68, rejoined the Company in March 2025 as Interim Chief Financial Officer and was appointed Chief Financial Officer in June 2025. Ms. Andrews retired from the Company in 2020, after more than two decades at the Company. She most recently served as the Company’s Chief Financial Officer, from September 2017 until June 2020, after serving as Vice President, Chief Accounting Officer since 2013. Ms. Andrews also served as the Company’s Vice President, Chief Financial Officer from 2005 to 2013, as its Global Controller from 2001 to 2005, and as its Vice President, International Finance from 1999 to 2001. Since April 2014, Ms. Andrews has served on the Board of Directors of Lineage Cell Therapeutics, a clinical stage biotechnology company focused in the field of regenerative medicine. She currently serves as its Audit Committee Chair and has previously served as its Compensation Committee Chair. Ms. Andrews spent three years from 1991 to 1994 as an accountant for KPMG. Ms. Andrews holds a B.S. degree in accounting from California State University at San Bernardino.

Neither Mr. Foust nor Ms. Andrews has a family relationship to the Company nor to any of its directors or executive officers, and there are no transactions in which either Mr. Foust or Ms. Andrews has an interest requiring disclosure under Item 404(a) of Regulation S-K. There is no arrangement or understanding between either Mr. Foust or Ms. Andrews and any other person pursuant to which each was appointed as an officer of the Company.

The role of Interim Co-Chief Executive Officer is in addition to the current roles and responsibilities of each of Mr. Foust and Ms. Andrews. The Board approved the grant of an equity award to each of Mr. Foust and Ms. Andrews effective as February 2, 2026, for their service as Interim Co-Chief Executive Officer in the form of restricted stock units (“RSUs”) with a grant date fair value of $375,000. Such RSUs are subject to vesting on August 1, 2026, or such earlier date as determined in accordance with the grant agreement therefor.

The Company also entered into a letter agreement (the “Letter Agreement”) with Mr. Foust, dated February 1, 2026, that provides for additional compensation and benefits payable by the Company in the event the Company does not offer Mr. Foust the position of Chief Executive Officer. The Letter Agreement provides that Mr. Foust shall act as Interim Co- Chief Executive Officer until the earlier to occur of (i) August 1, 2026, and (ii) the date on which the Company makes a public announcement of the appointment of a Chief Executive Officer (the “Term”). In the event the Company does not offer Mr. Foust the position of Chief Executive Officer prior to the end of the Term and Mr. Foust resigns from the

Company within five (5) days of the end the Term, such resignation shall be deemed a termination for “Good Reason” (an “Interim Co-CEO Good Reason Event”) and Mr. Foust shall be eligible for all applicable payments and benefits under Mr. Foust’s existing Severance Agreement and CIC Severance Agreement with the Company, pursuant to the terms and conditions therein. Further, if Mr. Foust’s employment is terminated by the Company without “Cause” (excluding due to death or disability) during the Term, or by Mr. Foust for “Good Reason” during the Term, or within five (5) days of the end the Term due to an Interim Co-CEO Good Reason Event, Mr. Foust will also receive the following additional payments and benefits: (a) previously granted performance-based restricted stock units (“PSUs”) that have been earned by Mr. Foust as of such termination date, but not yet vested, shall vest on the earlier of the date such PSUs would have vested in accordance with their terms and March 15, 2027; (b) unvested long-term incentive awards (other than PSU awards) that would otherwise vest based on continued employment by Mr. Foust through August 1, 2026, shall accelerate and vest on such termination date; and (c) if such termination date is prior to March 28, 2026, the payment of the remaining unpaid installment of Mr. Foust’s cash recognition and retention award, in the amount of $250,000.

Mr. Foust and Ms. Andrews shall continue to remain eligible for merit increases, benefits and awards under all compensation and benefits programs in which they currently participate, subject to the eligibility criteria set forth therein and as determined by the Board (or committee thereof), if applicable.

Item 7.01 Regulation FD Disclosure.

On February 2, 2026, the Company issued a press release (the “Press Release”) announcing the appointment of Warren Foust and Deborah Andrews as Interim Co-Chief Executive Officers. A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished herewith pursuant to Item 7.01 of this Current Report, including Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in Item 7.01 of this Current Report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current Report, regardless of any general incorporation language in the filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release of the Company dated February 2, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAAR SURGICAL COMPANY

By: /s/ Deborah Andrews

Name: Deborah Andrews

Title: Interim Co-Chief Executive Officer and Chief Financial Officer

Dated: February 2, 2026